SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): February 4, 2015

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BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Suite 260
Atlanta Georgia 30328
(Address of Principal Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 4, 2015, the Company held its 2015 annual meeting of stockholders. A total of 22,719,618 shares were represented in person or by valid proxy at the annual meeting and the Company’s stockholders took the following actions:

1.    Election of Directors. Stockholders elected Elizabeth S. Acton, Laurent Alpert, Brian C. Beazer, Peter G. Leemputte, Allan P. Merrill, Norma A. Provencio, Larry T. Solari and Stephen P. Zelnak, Jr. to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualified. The vote totals for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Elizabeth S. Acton	17,042,788	212,918	107,847	5,356,065
Laurent Alpert	16,782,780	476,106	104,667	5,356,065
Brian C. Beazer	16,942,756	346,518	74,279	5,356,065
Peter G. Leemputte	16,951,420	304,405	107,728	5,356,065
Allan P. Merrill	17,043,064	213,631	106,858	5,356,065
Norma A. Provencio	17,045,969	214,700	102,884	5,356,065
Larry T. Solari	16,946,540	311,771	105,242	5,356,065
Stephen P. Zelnak, Jr.	16,948,509	307,636	107,408	5,356,065

2.    Ratification of Independent Accountants. Stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015. The vote totals were 22,305,488 shares for, 375,683 shares against and 38,447 share abstentions.

3.    Non-Binding Advisory Vote on Compensation of Named Executive Officers. Stockholders voted for, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers (“NEOs”). The vote totals were 14,959,772 shares for, 2,355,446 shares against, 48,335 share abstentions and 5,356,065 broker non-votes. Accordingly, 86% of the shares voted on the proposal were voted in support of the Company’s executive compensation program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 5, 2015	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury Executive Vice President, General Counsel and Chief Administrative Officer